BlackRock Funds:
Pennsylvania Municipal Money
Market

File Number:

CIK Number:

For the Period
Ended:
03/31/08




Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith
Incorporated, for the period October 1, 2007 through March 31, 2008.

                               SALES (IN THOUSANDS)
TRANSACTION        FACE          SECURITY                DUE
DATE              AMOUNT        DESCRIPTION     RATE     DATE
11/01/07          $  5,000      PA EDA          3.53     12/01/36
                                PA-1282

11/01/07          $ 19,225      PENN ST         3.54     01/01/24
                                H/E FAC
                                MT-042

11/02/07          $ 10,835     PENNSYLVANIA     3.34     04/01/34
                               HSG FIN AGY

12/03/07          $ 10,295     PHILADELPHIA     3.47     04/15/24
                               PA REDEV
                               SPEARS DB1